TAUBMAN CENTERS, INC.																		Exhibit 99
Debt Summary
As of September 30, 2006
(in millions of dollars, amounts may not add due to rounding)
MORTGAGE AND OTHER NOTES PAYABLE
INCLUDING WEIGHTED AVERAGE INTEREST RATES AT SEPTEMBER 30, 2006

			Beneficial	Effective		LIBOR
		100%	Interest	Rate	(a)	Rate
		9/30/06	9/30/06	9/30/06		Spread	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	Total
Consolidated Fixed Rate Debt:
Beverly Center		344.8	344.8	5.28%			1.2	4.8	5.0	5.4	5.7	6.0	6.3	6.6	303.8			344.8
Cherry Creek Shopping Center	50.00%	280.0	140.0	5.24%													140.0	140.0
Great Lakes Crossing		143.5	143.5	5.25%			0.6	2.5	2.6	2.7	2.9	3.0	3.2	126.0				143.5
International Plaza (g)	50.10%	179.6	89.9	4.38%	(b)		0.4	1.7	87.8									89.9
MacArthur Center	95.00%	138.9	132.1	6.86%	(c)		0.7	2.7	2.8	3.0	122.9							132.1
Northlake Mall		215.5	215.5	5.41%													215.5	215.5
Regency Square		78.1	78.1	6.75%			0.3	1.1	1.2	1.3	1.4	72.8						78.1
Stony Point Fashion Park		112.2	112.2	6.24%			0.4	1.5	1.5	1.6	1.8	1.9	2.0	2.1	99.5			112.2
The Mall at Short Hills		540.0	540.0	5.47%												540.0		540.0
The Mall at Wellington Green	90.00%	200.0	180.0	5.44%												180.0		180.0
Total Consolidated Fixed		2,232.6	1,976.1				3.5	14.3	100.9	14.1	134.6	83.7	11.4	134.8	403.3	720.0	355.5	1,976.1
Weighted Rate		5.47%	5.53%				5.68%	5.68%	4.57%	5.86%	6.75%	6.58%	5.44%	5.27%	5.52%	5.46%	5.34%

Consolidated Floating Rate Debt:
Dolphin Mall (h)		5.0	5.0	6.02%	(d)	0.70%				5.0	(f)							5.0
Fairlane Town Center (h)		20.0	20.0	6.02%	(d)	0.70%				20.0	(f)							20.0
The Mall at Partridge Creek		12.1	12.1	6.48%	(d)	1.15%					12.1							12.1
TRG Revolving Credit		12.8	12.8	6.31%	(e)				12.8									12.8
Twelve Oaks Mall (h)		0.0	0.0			0.70%												0.0
Other		0.9	0.4	8.25%			0.0	0.2	0.1	0.1								0.4
Total Consolidated Floating		50.7	50.3				0.0	0.2	12.9	25.1	12.1							50.3
Weighted Rate		6.24%	6.23%				8.25%	8.25%	6.33%	6.03%	6.48%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Total Consolidated		2,283.4	2,026.4				3.5	14.4	113.8	39.2	146.7	83.7	11.4	134.8	403.3	720.0	355.5	2,026.4
Weighted Rate		5.49%	5.55%				5.71%	5.71%	4.77%	5.97%	6.73%	6.58%	5.44%	5.27%	5.52%	5.46%	5.34%

Joint Ventures Fixed Rate Debt:
Arizona Mills	50.00%	138.2	69.1	7.90%			0.2	0.9	0.9	1.0	66.0							69.1
Fair Oaks	50.00%	140.0	70.0	6.60%					70.0									70.0
The Mall at Millenia	50.00%	210.0	105.0	5.46%					0.9	1.4	1.5	1.6	1.6	98.1				105.0
Sunvalley	50.00%	128.5	64.2	5.67%			0.3	1.0	1.1	1.2	1.2	1.3	58.2					64.2
Waterside Shops at Pelican Bay	25.00%	165.0	41.3	5.54%													41.3	41.3
Westfarms	78.94%	199.3	157.3	6.10%			0.6	2.4	2.6	2.7	2.9	3.1	142.9					157.3
Total Joint Venture Fixed		980.9	506.9				1.1	4.3	75.5	6.3	71.7	6.0	202.7	98.1	0.0	0.0	41.3	506.9
Weighted Rate		6.14%	6.18%				6.36%	6.36%	6.57%	6.17%	7.73%	5.84%	5.97%	5.46%	0.00%	0.00%	5.54%

Joint Ventures Floating Rate Debt:
Other		2.5	1.6	8.07%			0.2	0.6	0.3	0.3	0.1							1.6
Total Joint Venture Floating		2.5	1.6				0.2	0.6	0.3	0.3	0.1							1.6
Weighted Rate		8.07%	8.07%				8.07%	8.07%	8.07%	8.07%	8.07%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Total Joint Venture		983.5	508.5				1.3	5.0	75.8	6.6	71.8	6.0	202.7	98.1			41.3	508.5
Weighted Rate		6.14%	6.19%				6.65%	6.57%	6.58%	6.25%	7.73%	5.84%	5.97%	5.46%	0.00%	0.00%	5.54%

TRG Beneficial Interest Totals
Fixed Rate Debt		3,213.5	2,483.0				4.5	18.6	176.4	20.4	206.3	89.7	214.1	232.9	403.3	720.0	396.8	2,483.0
		5.67%	5.66%				5.84%	5.84%	5.43%	5.96%	7.09%	6.53%	5.94%	5.35%	5.52%	5.46%	5.36%
Floating Rate Debt		53.3	51.9				0.3	0.8	13.3	25.4	12.2							51.9
		6.33%	6.28%				8.10%	8.11%	6.37%	6.06%	6.50%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Total		3,266.8	2,534.9				4.8	19.4	189.6	45.8	218.5	89.7	214.1	232.9	403.3	720.0	396.8	2,534.9
		5.68%	5.68%				5.96%	5.93%	5.49%	6.01%	7.06%	6.53%	5.94%	5.35%	5.52%	5.46%	5.36%

	Average Maturity Fixed Debt								7
	Average Maturity Total Debt								7

(a)
Includes the impact of interest rate swaps, if any, but does not include effect of amortization of debt issuance costs, losses on settlement of derivatives used to hedge the refinancing of certain fixed rate debt, or interest rate cap premiums.

(b)	Debt is reduced by $.2 million of purchase accounting discount from acquisition which increases the stated rate on the debt of 4.21% to an effective rate of 4.38%.
(c)	Debt includes $3.0 million of purchase accounting premium from acquisition which reduces the stated rate on the debt of 7.59% to an effective rate of 6.86%.
(d)	The debt is floating month to month at LIBOR plus spread.
(e)	Rate floats daily.
(f)	One year extension option available.
(g)
The Company has entered into three forward starting swaps totaling $150 million (beneficial interest $75 million) to partially hedge the planned refinancing of International Plaza in January 2008.  The weighted average forward swap rate for these three swaps is 5.33%, excluding the credit spread.

(h)	TRG's $350 million revolving credit facility was amended in August 2006. Dolphin, Fairlane and Twelve Oaks are now direct borrowers under this facility.